 The UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2015

Giga-tronics Incorporated

(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	0-12719 (Commission File No.)	94-2656341 (IRS Employer Identification Number)

4650 Norris Canyon Road, San Ramon, CA		94583
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (925) 328-4650

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Giga-tronics Incorporated (the “Company”) entered into a Securities Purchase Agreement and an Investor Rights Agreement with Alara Capital AVI II, LLC (“Alara”) on February 16, 2015. Alara is currently the largest beneficial owner of the Company’s equity securities. The Securities Purchase Agreement provides for the exercise of existing warrants (“Existing Warrants”) held by Alara to acquire up to 1,017,405 shares of common stock of the Company through one or more closings and the issuance of new Warrants to Purchase Common Stock to Alara.

The first closing under the Securities Purchase Agreement occurred on February 16, 2015, with Alara exercising Existing Warrants to purchase 824,435 shares of common stock of the Company, and the Company issuing to Alara new Warrants to Purchase Common Stock for an additional 898,634 shares of common stock of the Company at an exercise price of $1.78 per share. For additional information regarding the first closing, please see the Current Report on Form 8-K filed on February 20, 2015.

On February 23, 2015, Alara exercised an additional 178,383 of its Existing Warrants in accordance with the terms of the Securities Purchase Agreement (the “Second Closing”). All of the Existing Warrants exercised at the Second Closing had an exercise price of $1.43 per share. Gross cash proceeds to the Company from the exercise of the Existing Warrants at the Second Closing are approximately $255,000. As part of the consideration for this exercise and pursuant to the terms of the Securities Purchase Agreement, the Company issued to Alara new Warrants to Purchase Common Stock (the “Second Closing Warrants”) for an additional 194,437 shares of the Company’s common stock at an exercise price of $1.76 per share. The exercise price under the Second Closing Warrants may be paid in cash or through a net share settlement. The purchase price for the Second Closing Warrants was $24,305, or $0.125 per share. The term of the Second Closing Warrants is five years.

To effect the Second Closing, the Company and Alara entered into Amendment No. 1 to the Securities Purchase Agreement and Investor Rights Agreement dated February 23, 2015, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and the Warrant to Purchase 194,437 Shares of Common Stock of the Company dated February 23, 2015, which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

On February 23, 2015, the Company issued 178,383 shares of its common stock upon Alara’s exercise of Existing Warrants and issued to Alara the Second Closing Warrants for the purchase of an additional 194,437 shares of the Company’s common stock in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act and corresponding provisions of state securities or “blue sky” laws. The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

Reference is made to the exhibits listed in the Exhibit Index included with this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2015	GIGA-TRONICS INCORPORATED

	By:	/s/ Steven D. Lance
Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amendment No.1 to the Securities Purchase Agreement and Investor Rights Agreement dated February 23, 2015, between the Company and Alara Capital AVI II, LLC
10.2	Warrant to Purchase 194,437 Shares of Common Stock dated February 23, 2015, between the Company and Alara Capital AVI II, LLC